UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CF FINANCE ACQUISITION CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	47-3806343
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

110 East 59th Street New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered

Units, each consisting of one share of Class A Common Stock and three-quarters of one Redeemable Warrant	The Nasdaq Stock Market LLC

Class A Common Stock, par value $0.0001 per share	The Nasdaq Stock Market LLC

Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act Registration Statement or Regulation A offering statement file number to which this form relates: 333-228420 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, Class A common stock and warrants to purchase shares of Class A common stock of CF Finance Acquisition Corp. (the “Company”). The description of the units, Class A common stock and warrants contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-228420) filed with the U.S. Securities and Exchange Commission on November 16, 2018, as amended from time to time (the “Registration Statement”), to which this Form 8-A/A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2.	Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

Exhibit No.	Description
3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-228420), filed with the Securities and Exchange Commission on November 16, 2018).

3.2	First Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (File No. 333-228420, filed with the Securities and Exchange Commission on November 16, 2018).

3.3	Second Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1 (File No. 333-228420, filed with the Securities and Exchange Commission on November 16, 2018).

3.4	Third Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form S-1 (File No. 333-228420, filed with the Securities and Exchange Commission on November 16, 2018).

3.5	Form of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.5 to the Company’s Registration Statement on Form S-1/A (File No. 333-228420), filed with the Securities and Exchange Commission on November 21, 2018).

3.6	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.6 to the Company’s Registration Statement on Form S-1/A (File No. 333-228420), filed with the Securities and Exchange Commission on December 4, 2018).

4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1/A (File No. 333-228420), filed with the Securities and Exchange Commission on December 11, 2018).

4.2	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1/A (File No. 333-228420), filed with the Securities and Exchange Commission on December 4, 2018).

4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1/A (File No. 333-228420), filed with the Securities and Exchange Commission on December 4, 2018).

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-1/A (File No. 333-228420), filed with the Securities and Exchange Commission on December 11, 2018).

10.3	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-1/A (File No. 333-228420), filed with the Securities and Exchange Commission on December 11, 2018).

10.4	Form of Registration Rights Agreement between the Company and certain security holders (incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form S-1/A (File No. 333-228420), filed with the Securities and Exchange Commission on December 11, 2018).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

CF FINANCE ACQUISITION CORP.

By:	/s/ Howard W. Lutnick
Howard W. Lutnick
Chairman and Chief Executive Officer

Dated: December 12, 2018